UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANEX BUILDING PRODUCTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1900 West Loop South, Suite 1500	26-1561397
(State or Other Jurisdiction of	Houston, TX 77027	(I.R.S. Employer Identification No.)
Incorporation or Organization)	(Address, Including Zip Code, of
Principal Executive Offices)

Quanex Building Products Corporation 2008 Omnibus Incentive Plan,
as amended February 24, 2011
(Full Title of the Plan)

Kevin P. Delaney
1900 West Loop South
Suite 1500
Houston, Texas 77027
(Name and Address of Agent for Service)
(713) 877-5339
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Martin F. Doublesin
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered (1)	Per Share	Offering Price	Registration Fee (2)
Common Stock, par value $0.01 per share	2,400,000 shares	$19.49 (3)	$46,776,000 (3)	$5,430.69

(1)
This Registration Statement covers 2,400,000 additional shares of common stock, par value $0.01 per share, of Quanex Building Products Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2008 Omnibus Incentive Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on April 23, 2008 (File No. 333-150392) covering 2,900,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on March 28, 2011, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 filed on April 23, 2008 (File No. 333-150392) are incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,400,000 shares of common stock, par value $0.01 per share, of Quanex Building Products Corporation, which may be awarded under the 2008 Omnibus Award Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on February 24, 2011.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2008 (File No. 333-150392), by Quanex Building Products Corporation, a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:
(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, filed with the Commission on December 20, 2010;

(b)	the Corporation’s Quarterly Report for the fiscal quarter ended January 31, 2011, filed with the Commission on March 11, 2011;

(c)	the Current Reports on Form 8-K, filed with the Commission on December 3, 2010, February 2, 2011, and February 25, 2011 (excluding information furnished under Items 2.02 and 9.01); and

(d)
the description of common stock contained in Exhibit 99.1 to Amendment No. 5 to the Registration Statement on Form 10 (File No. 001-33913), filed by Quanex Building Products Corporation with the Commission on March 24, 2008, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.		Description

4.1
Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended February 24, 2011, filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on March 11, 2011.

4.2
Certificate of Incorporation of the Registrant dated as of December 12, 2007, filed as Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on January 11, 2008, and incorporated herein by reference.

4.3
Amended and Restated By-laws of the Registrant dated as of August 28, 2008, filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) for the quarter ended July 31, 2008, and incorporated herein by reference.

5.1	*	Opinion of Kevin P. Delaney

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Kevin P. Delaney (included in the opinion filed as Exhibit 5.1)

24	*	Power of Attorney (included on signature page)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on this 1st day of April, 2011.

Quanex Building Products Corporation
By:	/s/ David D. Petratis
David D. Petratis
Chairman of the Board, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Delaney and Brent L. Korb, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David D. Petratis David D. Petratis	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	April 1, 2011

/s/ Donald G. Barger, Jr. Donald G. Barger, Jr.	Director	April 1, 2011

/s/ Susan F. Davis Susan F. Davis	Director	April 1, 2011

/s/ William C. Griffiths William C. Griffiths	Director	April 1, 2011

/s/ LeRoy D. Nosbaum LeRoy D. Nosbaum	Director	April 1, 2011

/s/ Joseph D. Rupp Joseph D. Rupp	Director	April 1, 2011

/s/ Curtis M. Stevens Curtis M. Stevens	Director	April 1, 2011

/s/ Brent L. Korb Brent L. Korb	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	April 1, 2011

/s/ Deborah M. Gadin Deborah M. Gadin	Vice President and Controller (Principal Accounting Officer)	April 1, 2011

EXHIBIT INDEX

Exhibit No.		Description

4.1
Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended February 24, 2011, filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on March 11, 2011.

4.2
Certificate of Incorporation of the Registrant dated as of December 12, 2007, filed as Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on January 11, 2008, and incorporated herein by reference.

4.3
Amended and Restated By-laws of the Registrant dated as of August 28, 2008, filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) for the quarter ended July 31, 2008, and incorporated herein by reference.

5.1	*	Opinion of Kevin P. Delaney

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Kevin P. Delaney (included in the opinion filed as Exhibit 5.1)*

24	*	Power of Attorney (included on signature page)

*	Filed herewith

4